UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On February 26, 2025, Digimarc Corporation (“Digimarc” or the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2024. The full text of the press release is attached hereto as Exhibit 99.1.

Attached hereto as Exhibit 99.2 is the script from the Company’s conference call on February 26, 2025 announcing its financial results for the quarter and year ended December 31, 2024, as posted on the Company’s website at https://www.digimarc.com/investors/quarterly-earnings.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On February 26, 2025, Digimarc announced a reduction of its global workforce, which could impact up to 90 employees, to streamline the Company’s team structure to better align with its long-term growth initiatives and profitability objectives. Digimarc expects this reorganization to be substantially complete in the first quarter of 2025.

Digimarc estimates that it will incur approximately $3.0 million in costs during the first quarter of 2025 in connection with the reorganization, primarily consisting of severance payments, employee benefits and other one-time termination costs. The reorganization is expected to reduce the Company’s cash expenses by approximately $16.5 million on an annualized basis, and result in approximately $5.5 million of other annualized cash cost savings.

Estimates of the expenses that Digimarc expects to incur in connection with the reorganization, estimates of expected reductions in Digimarc’s cash expenses resulting from the reorganization, and the timing of the reorganization, are subject to a number of assumptions, including local law requirements in applicable jurisdictions, and actual amounts may differ materially from estimates.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, and market opportunities. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements, including our statements regarding the expected costs of the reduction of our workforce and the timing of such costs, largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions, including, among other things, the risk that the costs and expenses relating to the reduction of our workforce may be greater than anticipated, the risk this reduction in our workforce may adversely affect our internal programs and our ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management, the risk that these changes could negatively impact our business operations, reputation, or ability to serve our customers, and the risk that this reduction in our workforce may not generate its intended benefits as quickly as anticipated or at all. Further information on risks that could affect Digimarc’s results is included in our filings with SEC, including our Form 10-K for the year ended December 31, 2023. Additional information will be made available in our annual report on Form 10-K for the year ended December 31, 2024, and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Digimarc assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

ExhibitNo.	Description

99.1	Press Release issued by Digimarc Corporation, dated February 26, 2025 (furnished pursuant to Item 2.02 hereof).
99.2	Script of Digimarc Corporation conference call, dated February 26, 2025 (furnished pursuant to Item 2.02 hereof).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 26, 2025

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer and Treasurer